As filed with the Securities and Exchange Commission on March 11, 2015

Registration No. 333-29431

Registration No. 333-62828

Registration No. 333-108160

Registration No. 333-135651

Registration No. 333-173342

Registration No. 333-175133

Registration No. 333-182294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-29431

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-62828

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-108160

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-135651

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-173342

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-175133

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-182294

UNDER

THE SECURITIES ACT OF 1933

PETSMART, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3024325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

19601 North 27th Avenue Phoenix, AZ 85027 (623) 580-6100	10065
(Address of principal executive offices)	(Zip Code)

1997 Non-Officer Equity Incentive Plan

2003 Equity Incentive Plan

2006 Equity Incentive Plan

2011 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full Titles of Plans)

J. Dale Brunk, Esq.

Vice President, Deputy General Counsel and Assistant Secretary

19601 North 27th Avenue

Phoenix, AZ 85027

(623) 580-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements of PetSmart, Inc. (the “Registrant”) on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission:

•	Registration Statement No. 333-29431, pertaining to the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the 1997 Non-Officer Equity Incentive Plan;

•	Registration Statement No. 333-62828, pertaining to the Registrant’s Common Stock issuable under the 1997 Non-Officer Equity Incentive Plan;

•	Registration Statement No. 333-108160, pertaining to the Registrant’s Common Stock issuable under the 2003 Equity Incentive Plan;

•	Registration Statement No. 333-135651, pertaining to the Registrant’s Common Stock issuable under the 2006 Equity Incentive Plan;

•	Registration Statement No. 333-173342, pertaining to the Registrant’s Common Stock issuable under the 2006 Equity Incentive Plan;

•	Registration Statement No. 333-175133, pertaining to the Registrant’s Common Stock issuable under the 2011 Equity Incentive Plan; and

•	Registration Statement No. 333-182294, pertaining to the Registrant’s Common Stock issuable under the 2012 Employee Stock Purchase Plan.

On March 11, 2015, pursuant to that certain Agreement and Plan of Merger, dated as of December 14, 2014, by and among Argos Holdings Inc., a Delaware corporation (“Parent”), Argos Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as the surviving corporation and as a direct wholly owned subsidiary of Parent.

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to each of the Registration Statements. In accordance with an undertaking contained in each of the Registration Statements to remove from registration by means of a post-effective amendment any of the securities registered under such Registration Statement that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities registered but unsold under such Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, State of Arizona, on this 11th day of March, 2015.

PetSmart, Inc.

By:	/s/ J. Dale Brunk
J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.